Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Orthofix International N.V. (“Orthofix”) on Form 10-Q for the period ended June 30, 2006 (the “Quarterly Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Alan W. Milinazzo Chief Executive Officer and President of Orthofix, certify, pursuant to 18 U.S.C. Section 1350, that to the best of my knowledge:

1.	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Orthofix.

Dated: August 3, 2006	/s/ Alan W. Milinazzo
Name: Alan W. Milinazzo
Title: Chief Executive Officer and President